Exhibit 99

Lift Truck Market Size Data

WITS Orders Basis (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Europe	265,896	278,024	312,455	327,173	380,557	445,583	411,107	222,883	299,387	368,286
North America	147,322	155,191	186,192	198,058	212,953	191,384	159,279	98,338	136,050	169,589
Total Americas	158,388	168,471	206,225	221,155	242,186	234,353	200,178	118,835	180,903	224,501
A/P, China and Japan 1(a)	138,452	155,094	185,530	201,062	232,438	271,018	260,246	205,114	314,162	381,795

	2012	2013	2014	2015	2016E
Europe	351,441	357,452	387,905	412,642	421,160
North America	181,191	200,939	219,444	235,128	227,162
Total Americas	229,565	252,930	267,546	277,315	266,362
A/P, China and Japan 1(a)	363,399	399,395	438,510	409,923	398,409

(1) In 2009, Hyster-Yale switched to tracking Industry data on a World Industrial Truck Statistics ("WITS") Orders Basis. WITS statistics began in 2002.
(1a) Beginning in 2014 includes India local production
Industry forecast (light blue columns) – source: Derived from DRI-WEFA and Oxford Economic Forecasts

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
Europe (FEM/JIVA) (3)	150,250	121,922	135,318	152,667	174,953	176,294	187,902	219,615	227,697	274,681
North America (2) (3)	106,590	120,679	154,167	162,725	152,763	178,456	192,192	197,436	205,033	145,967
Total Americas (2) (3)	114,411	127,308	162,261	171,682	168,170	193,413	207,018	209,843	223,499	161,316
A/P, China and Japan (3)	134,635	123,913	119,733	135,050	148,135	148,441	111,848	104,781	122,354	123,780

	2002	2003	2004	2005	2006	2007	2008	2009
Europe (FEM/JIVA) (3)	256,717	263,972	286,546	302,158	337,326	382,047	376,945	201,352
North America (2) (3)	144,529	151,911	182,450	194,475	207,919	185,726	149,863	95,562
Total Americas (2) (3)	156,702	166,328	203,552	218,908	238,141	229,509	192,134	115,752
A/P, China and Japan (3)	129,333	146,334	171,000	195,386	222,074	250,684	257,604	199,159

Non-WITS Prior Year Information:
Lift truck market size history – source: Industrial Truck Association, Japan Industrials Vehicle Association ("JIVA"), European Federation of Materials Handling ("FEM"), World Industrial Truck Association

(2) Total Americas numbers for 1992-2008 include North America Commercial, Government and Latin America. Prior years are North America Commercial only.
(3) Industry information is based upon the reporting basis of each individual region, which varies according to the industry trade groups in that region:
	Americas - North America & Government - Retail bookings
	Americas - Latin America - Factory bookings
	Europe & Japan - Factory shipments
	A/P & China - Factory bookings